                                                                                                                      Exhibit 11


                                     BANDO McGLOCKLIN CAPITAL CORPORATION AND SUBSIDIARIES
                                          COMPUTATION OF NET INCOME PER COMMON SHARE


                                                       Quarter Ended                             Year To Date
                                                        September 30                             September 30

                                                  1997                 1996               1997                1996

    PRIMARY:
    Average number of common shares
    outstanding                                 3,685,289           3,689,094         3,685,562             3,716,927

    Incremental shares calculated using
    the treasury stock method                       6,243              20,418            16,156                23,171
                                                ---------           ---------         ---------            ----------
    Weighted average shares outstanding         3,691,532           3,709,512         3,701,718             3,740,098
                                                =========           =========         =========            ==========
    Net Income                                   $852,863            $975,453        $2,787,338            $2,217,184
                                                =========           =========         =========            ==========

    Primary net income per common share             $0.23               $0.26             $0.75                 $0.59
                                                =========           =========         =========            ==========
   FULLY DILUTED:

    Average number of common shares
    outstanding                                 3,685,289           3,689,094         3,685,562             3,716,927

    Incremental shares calculated using
    the treasury stock method                       6,243              20,418            16,156                23,171
                                                ---------           ---------         ---------             ---------
    Weighted average shares outstanding         3,691,532           3,709,512         3,701,718             3,740,098
                                                =========           =========         =========             =========
    Net Income                                 $  852,863            $975,453        $2,787,338            $2,217,184
                                                =========           =========         =========             =========
    Fully diluted net income per common
    share                                           $0.23               $0.26             $0.75                 $0.59
                                                =========           =========         =========             =========